UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NANOVIBRONIX, INC.
(Exact name of registrant as specified in its charter)
Delaware	01-0801232
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
105 Maxess Road, Suite S124 Melville, NY	11747
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Units, each consisting of one share of Common Stock, $0.001 par value, and one-half of one Redeemable Warrant	The NASDAQ Stock Market LLC
Common Stock, $0.001 par value	The NASDAQ Stock Market LLC
Redeemable Warrants	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-193784
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this Item 1 is incorporated herein by reference to the information set forth under the caption “Description of Securities” in the Registration Statement on Form S-1 (File No. 333-193784) as originally filed by the registrant with the Securities and Exchange Commission on February 6, 2014 and as subsequently amended (the “Registration Statement”). Such information will also appear in the prospectus subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and such prospectus is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits to this registration statement have been or will be filed as exhibits to the Registration Statement and are hereby incorporated by reference herein:

Exhibit No.	Description

3.1	Form of Amended and Restated Certificate of Incorporation, to be in effect upon completion of this offering (incorporated by reference to Exhibit 3.3 to Amendment No. 3 to the Registration Statement, filed with the Securities and Exchange Commission on April 30, 2014)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Registration Statement, filed with the Securities and Exchange Commission on April 30, 2014)

4.1	Form of Unit Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement, filed with the Securities and Exchange Commission on March 6, 2014)

4.2	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registration Statement, filed with the Securities and Exchange Commission on March 6, 2014)

4.3	Form of Redeemable Warrant Agreement by and between the Company and VStock Transfer, LLC and Form of Warrant Certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to the Registration Statement, filed with the Securities and Exchange Commission on March 25, 2014)

4.4	Form of Underwriters’ Warrant (incorporated by reference to Exhibit 4.4 to Amendment No. 4 to the Registration Statement, filed with the Securities and Exchange Commission on May 2, 2014)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NANOVIBRONIX, INC.

Date: May 7, 2014	By:	/s/ Shay Ashkenazy
		Name:	Shay Ashkenazy
		Title:	Chief Financial Officer